EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 1998, which appears on page 40 of the 1997 Annual Report to Shareholders of Republic Banking Corporation of Florida, which is incorporated by reference in Republic Banking Corporation of Florida's Annual Report on Form 10-K for the year ended December 31, 1997.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Miami, Florida
June 5, 1998